As filed with the Securities and Exchange Commission on June 22, 2007	File No. 001-33468

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

NEW 360
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	01-0893376 (I.R.S. Employer Identification No.)

2777 North Ontario Street Burbank, California (Address of Principal Executive Offices)	91504 (Zip Code)
(818) 565-1400
(Registrant’s telephone number, including
area code)

Securities to be
registered pursuant to
Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, no par value Preferred Stock Purchase Rights	Nasdaq Global Market Nasdaq Global Market
Securities to be registered pursuant to
Section 12(g) of the Act
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Information Included in New 360’s Information Statement and
Incorporated by Reference into this Form 10
     Our Information Statement is filed as Exhibit 99.1 to this Form 10 and is incorporated by reference into this Form 10. The following cross-reference sheet identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Risk Factors,” “The Separation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Agreements Between New 360 and DG,” “Where You Can Find More Information” and “Index to Financial Statements” (and the financial statements and notes referenced therein).

Item 1A.	Risk Factors	See “Risk Factors.”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the financial statements and notes referenced therein).

Item 3.	Properties	See “Business—Properties and Facilities.”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management.”

Item 5.	Directors and Executive Officers	See “Management.”

Item 6.	Executive Compensation	See “Management.”

Item 7.	Certain Relationships and Related Transactions, and Director Independence	See “Management,” “Agreements Between New 360 and DG” and “Certain Relationships and Related Party Transactions.”

Item 8.	Legal Proceedings	See “Business—Legal Proceedings.”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Separation,” “Capitalization” and “Dividend Policy.”

Item 10.	Recent Sales of Unregistered Securities	See “Description of Capital Stock—Sales of Securities.”

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Capital Stock.”

Item 12.	Indemnification of Directors and Officers	See “Management.”

Item No.	Caption	Location in Information Statement
Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the financial statements and notes referenced therein).

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable.

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the financial statements and notes referenced therein). Also see the following exhibit index and the exhibits that are filed with this Form 10.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of April 16, 2007, among New 360, Point.360 and DG FastChannel, Inc.**

2.2	Contribution Agreement, dated as of April 16, 2007, among New 360, Point.360 and DG FastChannel, Inc.**

2.3	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of June 22, 2007, among New 360, Point.360, and DG FastChannel, Inc.

2.4	First Amendment to Contribution Agreement, dated as of June 22, 2007, among New 360, Point.360, and DG FastChannel, Inc.

3.1	Articles of Incorporation of New 360**

3.2	Bylaws of New 360**

4.1	Form of New 360 Common Stock Certificate*

4.2	Rights Agreement between New 360 and American Stock Transfer & Trust Company*

4.3	Form of Certificate of Determination of Series A Junior Participating Preferred Stock of New 360 (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)*

4.4	Form of Rights Certificate (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)*

10.1	Form of Noncompetition Agreement between New 360 and DG FastChannel, Inc.**

10.2	Form of Post Production Services Agreement between New 360 and DG FastChannel, Inc.**

10.3	Form of Working Capital Reconciliation Agreement among New 360, Point.360 and DG FastChannel, Inc.**

10.4	Form of Indemnification and Tax Matters Agreement between New 360 and DG FastChannel, Inc.**

10.5	Severance Agreement, dated September 30, 2003, between Point.360 and Haig S. Bagerdjian (to be assumed by New 360)**

10.6	Severance Agreement, dated September 30, 2003, between Point.360 and Alan R. Steel (to be assumed by New 360)**

10.7	2007 Equity Incentive Plan of New 360

10.8	Building Lease (1133 Hollywood Way, Burbank Facility), dated June 11, 1998, between Point.360 and Hollywood Way Office Ventures LLC (to be assumed by New 360)**

10.9	Standard Industrial / Commercial Single — Tenant Lease — Net (712 N. Seward St., Los Angeles facility), dated January 24, 1997, between Point.360 and Richard Hourizadeh, as amended in July 2002 (to be assumed by New 360)**

Exhibit No.	Exhibit Description

10.10	Standard Industrial / Commercial Multi-Tenant Lease-Net (West Los Angeles facility), dated March 17, 2004, between Point.360 and Martin Shephard, as co-Trustee of the Shephard Family Trust of 1988 (to be assumed by New 360)

10.11	Standard Industrial Lease — Net (Highland facility), dated April 3, 1989, between Point.360 and Leon Vahn FBO for Leon Vahn Living Trust, as amended (to be assumed by New 360)

10.12	Standard Industrial / Commercial Multi-Tenant Lease —Net (IVC facility), dated March 1, 2002, between Point.360 and 2777 LLC, as amended (to be assumed by New 360)

10.13	Lease Agreement (Media Center) dated March 29, 2006 between Point.360 and LEAFS Properties, LP (to be assumed by New 360)

10.14	Asset Purchase Agreement, dated as of March 7, 2007, among Point.360, Eden FX, Mark Miller, and John Gross (to be assumed by New 360)**

21.1	Subsidiaries of New 360**

99.1	Information Statement of New 360, subject to completion, dated June 22, 2007

*	To be filed by amendment.

**	Previously filed.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.3
EXHIBIT 2.4
EXHIBIT 10.7
EXHIBIT 10.10
EXHIBIT 10.11
EXHIBIT 10.12
EXHIBIT 10.13
EXHIBIT 99.1

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW 360
By:	/s/ Haig S. Bagerdjian
	Name:	Haig S. Bagerdjian
	Title:	Chairman of the Board of Directors, President and Chief Executive Officer

June 22, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of April 16, 2007, among New 360, Point.360 and DG FastChannel, Inc.**

2.2	Contribution Agreement, dated as of April 16, 2007, among New 360, Point.360 and DG FastChannel, Inc.**

2.3	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of June 22, 2007, among New 360, Point.360, and DG FastChannel, Inc.

2.4	First Amendment to Contribution Agreement, dated as of June 22, 2007, among New 360, Point.360, and DG FastChannel, Inc.

3.1	Articles of Incorporation of New 360**

3.2	Bylaws of New 360**

4.1	Form of New 360 Common Stock Certificate*

4.2	Rights Agreement between New 360 and American Stock Transfer & Trust Company*

4.3	Form of Certificate of Determination of Series A Junior Participating Preferred Stock of New 360 (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)*

4.4	Form of Rights Certificate (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)*

10.1	Form of Noncompetition Agreement between New 360 and DG FastChannel, Inc.**

10.2	Form of Post Production Services Agreement between New 360 and DG FastChannel, Inc.**

10.3	Form of Working Capital Reconciliation Agreement among New 360, Point.360 and DG FastChannel, Inc.**

10.4	Form of Indemnification and Tax Matters Agreement between New 360 and DG FastChannel, Inc.**

10.5	Severance Agreement, dated September 30, 2003, between Point.360 and Haig S. Bagerdjian (to be assumed by New 360)**

10.6	Severance Agreement, dated September 30, 2003, between Point.360 and Alan R. Steel (to be assumed by New 360)**

10.7	2007 Equity Incentive Plan of New 360

10.8	Building Lease (1133 Hollywood Way, Burbank Facility), dated June 11, 1998, between Point.360 and Hollywood Way Office Ventures LLC (to be assumed by New 360)**

10.9	Standard Industrial / Commercial Single — Tenant Lease — Net (712 N. Seward St., Los Angeles facility), dated January 24, 1997, between Point.360 and Richard Hourizadeh, as amended in July 2002 (to be assumed by New 360)**

Exhibit No.	Exhibit Description

10.10	Standard Industrial / Commercial Multi-Tenant Lease-Net (West Los Angeles facility), dated March 17, 2004, between Point.360 and Martin Shephard, as co-Trustee of the Shephard Family Trust of 1988 (to be assumed by New 360)

10.11	Standard Industrial Lease — Net (Highland facility), dated April 3, 1989, between Point.360 and Leon Vahn FBO for Leon Vahn Living Trust, as amended (to be assumed by New 360)

10.12	Standard Industrial / Commercial Multi-Tenant Lease —Net (IVC facility), dated March 1, 2002, between Point.360 and 2777 LLC, as amended (to be assumed by New 360)

10.13	Lease Agreement (Media Center) dated March 29, 2006 between Point.360 and LEAFS Properties, LP (to be assumed by New 360)

10.14	Asset Purchase Agreement, dated as of March 7, 2007, among Point.360, Eden FX, Mark Miller, and John Gross (to be assumed by New 360)**

21.1	Subsidiaries of New 360**

99.1	Information Statement of New 360, subject to completion, dated June 22, 2007

*	To be filed by amendment.

**	Previously filed.